Exhibit 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Air Packaging Technologies, Inc.
Valencia, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment Number 1 of our report dated April 15, 2002 relating to the consolidated financial statements of Air Packaging Technologies, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                           /s/ BDO Seidman, LLP

Los Angeles, California
July 17,  2002